UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Utah Avenue, Suite 150, South San Francisco, California, 94080 (Address of principal executive offices) (Zip Code)

(650) 392-8412

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STRO	Nasdaq Global Market

Item 8.01 Other Events.

As previously disclosed, under the 2017 Amended and Restated Collaboration and License Agreement between Sutro Biopharma, Inc. (the “Company”) and Celgene Corporation (“Celgene”), Celgene was advancing four preclinical collaboration programs, one of which is an antibody-drug conjugate (“ADC”) targeting B-cell maturation antigen (“BCMA”) for the treatment of multiple myeloma.  Celgene has worldwide development and commercialization rights with respect to this BCMA ADC.

The U.S. Food and Drug Administration recently cleared the investigational new drug (“IND”) application for the BCMA ADC, which was discovered and manufactured by the Company and which is the first collaboration program IND.  The Company will continue to be responsible for clinical supply manufacturing and certain development services for this BCMA ADC and is entitled to development and regulatory milestone payments and tiered royalties from Celgene for this BCMA ADC.

With respect to the remaining three collaboration programs (BCMA-CD3, PD1-LAG3 and PD1-TIM3), Celgene has decided to not retain the option to acquire U.S. clinical development and commercialization rights to a second collaboration program. Celgene is therefore not paying the Company the $12.5 million option maintenance fee due on IND clearance for the first collaboration program, described above.  Consequently, the U.S. clinical development and commercialization rights to the other three collaboration programs remain owned by the Company, without any further option to Celgene.  For any products resulting from these three programs, Celgene will own ex-U.S. development and commercialization rights and will be obligated to pay the Company development and regulatory milestone payments and tiered royalties.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated clinical development activities, potential future milestone and royalty payments and potential benefits of the company’s product candidates and platform. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the Company's ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company's ability to fund development activities and achieve development goals, the company's ability to protect intellectual property and other risks and uncertainties described under the heading "Risk Factors" in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this current report, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sutro Biopharma, Inc.

Date: May 7, 2019	By:	/s/ Edward Albini
Edward Albini
Chief Financial Officer